EXHIBIT 5.1

                    OPINION AND CONSENT OF CADES SCHUTTE LLP


                                 December 13, 2004


Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813

         Re: Alexander & Baldwin, Inc. - Registration Statement for Offering of an Aggregate of 2,250,000 Shares of Common Stock (the "Shares")

Dear Ladies and Gentlemen:

                  We have acted as counsel to Alexander & Baldwin, Inc., a Hawaii corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,900,000 shares of the Company's common stock issuable under the Company's 1998 Stock Option/ Stock Incentive Plan and 350,000 shares of the Company's common stock issuable under the Company's 1998 Non-Employee Director Stock Option Plan (collectively, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

                  We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Hawaii, including statutory and reported decisional law thereunder, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  We consent to your filing this letter as Exhibit 5.1 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                              Very truly yours,

                              /s/ Cades Schutte LLP

                              Cades Schutte LLP